UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 9, 2014

Highlight Networks, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-153575	26-1507527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7325 Oswego Road, Liverpool, NY	13090
(Address of principal executive offices)	(Zip Code)

P.O. Box 3143, Liverpool, NY	13089
(Mailing address)	(Zip Code)

(315) 451-4722
  (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On October 9, 2014, Highlight Networks, Inc., Data Capital Corp and Gemini Global Group Corp. mutually agreed to cancel the Engagement Agreement dated November 1, 2013. On that same date, the Board of Directors of Highlight Networks, Inc. resolved to cancel two million (2,000,000) common shares issued to Data Capital Corp. and two million (2,000,000) common shares issued to Gemini Global Group Corp.  currently held in escrow and to request Pacific Stock Transfer Co. to return the total of four million (4,000,000) common shares to the Company treasury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2014	By:	/s/ Alfonso C. Knoll
	Name:	Alfonso C. Knoll
	Title:	President